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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 23, 2013

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UMH Properties, Inc.

(Exact name of registrant as specified in its charter)

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Maryland    001-12690       22-1890929

(State or other jurisdiction  (Commission    (IRS Employer

of incorporation)   File Number)    Identification No.)

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ    07728

(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: (732) 577-9997

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 23, 2013, Eugene Rothenberg retired from the Board of Directors.  In order to fill the resulting vacancy, the Board of Directors appointed Mr. Matthew I. Hirsch as a Class II Director for the remaining term of Class II expiring in 2014.  This appointment has been accepted, effective September 23, 2013.  Mr. Hirsch is considered an independent Director under the pertinent NYSE rules.  There were no material arrangements or understandings, or any material plan or contract, between the new director and any other persons regarding this appointment.

In connection with this appointment, Mr. Hirsch will be eligible for compensation under the Company’s director compensation program, as most recently described in the Company’s proxy statement, dated April 26, 2013, for its 2013 annual meeting of stockholders, and the Company will enter into an indemnification agreement with Mr. Hirsch in the form of the Company’s standard form of indemnification agreement.  Such form of indemnification agreement was included as Exhibit 10.1 to the Company’s Form 8-K, filed with the Securities and Exchange Commission on April 23, 2012, and is incorporated by reference herein.

Item 7.01    Regulation FD Disclosure.

On September 24, 2013, the Company issued a press release announcing the retirement of Eugene Rothenberg and the appointment of Mr. Matthew I. Hirsch to the Board of Directors.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits.

99.1

Press Release dated September 24, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMH Properties, Inc.

Date:  September 24, 2013

By:      /s/ Anna T. Chew

Name:

Anna T. Chew

Title:

Vice President and Chief Financial Officer

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